UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2007

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 825-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 502(b) Resignation of Principal Executive Officer and Director

On January 10, 2007, Jerry D. Leitman resigned as Chairman of the Board of Directors (the “Board”) of FuelCell Energy, Inc. (the “Company”) and as a member of the Company’s Board, effective January 12, 2007.

Item 502(c) Appointment of Principal Executive Officer

On January 10, 2007, the Company appointed R. Daniel Brdar, the Company’s Chief Executive Officer and President, as Chairman of the Board of the Company, effective January 12, 2007. Mr. Brdar, age 47, has been President of the Company since August 2005 and Chief Executive Officer of the Company since January 2006. Mr. Brdar, previously FuelCell Energy's Executive Vice President and Chief Operating, joined the Company in 2000.  Mr. Brdar held management positions at General Electric Power Systems from 1997 to 2000 where he focused on new product introduction programs and was product manager for its gas turbine technology. Mr. Brdar was Associate Director, Office of Power Systems Product Management at the U.S. Department of Energy where he held a variety of positions from 1988 to 1997 including directing the research, development and demonstration of advanced power systems including gas turbines, gasification systems and fuel cells.

In addition, on January 10, 2007, the Company established the position of Lead Independent Director and appointed John Rolls, a current director of the Company, to this position, effective January 12, 2007.

The Company issued a press release on January 11, 2007 announcing Mr. Leitman’s resignation as, and Mr. Brdar’s appointment to, Chairman of the Board of the Company, as well as the appointment of John Rolls as Lead Independent Director of the Company. A copy of the Company’s press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release, issued January 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: January 16, 2007	By:	/s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release, issued January 11, 2007